EXHIBIT 16.1


                      [Letterhead of McGuigan & Company]


                                                              January 12, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5(th) Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

     We have read and agree with the statements made by Westcon Group, Inc. in the section labeled "Change in Accountants" in its Registration Statement on Form S-1, dated January 12, 2001.


Very truly yours,

/s/ McGuigan & Company

McGuigan & Company, P.C.
Certified Public Accountants